UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173	27-3648243

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 San Joaquin Plaza, Suite 160

New Port Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 10, 2012, O’Donnell Strategic Industrial REIT, Inc. (the “Company”), through OD Flowers Tampa, LLC, a wholly owned subsidiary of O’Donnell Strategic Industrial REIT Operating Partnership, LP, the Company’s operating partnership, entered into an agreement with O’Donnell Acquisitions, LLC, an affiliated entity of the Company (“O’Donnell Acquisitions”), as the assignor, to assume all of O’Donnell Acquisitions’ right, title and interest in an Agreement of Purchase and Sale and Joint Escrow Instructions, dated September 10, 2012 (the “Florida Property Purchase and Sale Agreement”), with Flowbake Tampa East, LLC, as the seller, which is not affiliated with the Company, its advisor or affiliates, for the purchase of the seller’s 100% interest in a build-to-suit industrial facility, located in Tampa, Florida (the “Florida Property”), which is expected to comprise 12,160 square feet when certain improvements on the property are completed. The Florida Property is expected to be 100% net-leased to Flowers Baking Co. of Brandenton, LLC, a wholly owned subsidiary of Flowers Foods, Inc., which is expected to guaranty the lease. The material terms of the Florida Property Purchase and Sale Agreement provide for (i) a purchase price of $1,684,067, plus closing costs; (ii) an earnest money deposit of $100,000, which would be applied toward payment of the purchase price upon completion of the acquisition of the Florida Property, and $50,000 of which was paid upon execution of the Florida Property Purchase and Sale Agreement and the remaining $50,000 will be paid upon the completion of certain improvements of the Florida Property; provided, however, that such earnest money deposit will not be refundable to the Company upon the expiration of the due diligence period described below, unless the seller defaults under the Florida Purchase and Sale Agreement. The earnest money deposit is refundable for a failure of a closing condition, including the completion of certain improvements on the property by the seller; (iii) payment to seller of $100.00 in additional consideration, which payment is non-refundable to the Company and would not be applicable towards the purchase price; (iv) a 20-day due diligence period; and (v) an anticipated closing date of November 15, 2012. The Florida Property Purchase and Sale Agreement also contains customary covenants, closing conditions, representations and warranties, and indemnification provisions. There can be no assurance that this potential acquisition will be consummated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

	By:	/s/ Christopher S. Cameron
Date: September 11, 2012	Name: Christopher S. Cameron
Title: Chief Financial Officer, Treasurer and Secretary